Exhibit 99.1


                                  PRESS RELEASE

Source: Playlogic Entertainment, Inc.

     Playlogic Entertainment, Inc. Announces Name Change from Donar Enterprises, Inc.; Playlogic now Trades on OTC BB as "PLGC"

     AMSTERDAM, Aug. 2, 2005 - Donar Enterprises, Inc. ("Donar") announced today that it has changed its name to Playlogic Entertainment, Inc. ("Playlogic"), and its ticker symbol on the over-the-counter bulletin board changed from "DNRR" to "PLGC." The name change was effected through a merger of Donar and its wholly-owned subsidiary, Playlogic Entertainment, Inc.

     On July 1, 2005, Donar, and Playlogic International N.V., a Dutch game publisher and developer ("PLAYLOGIC"), announced the closing of a share exchange transaction, pursuant to which all holders of ordinary and priority shares of PLAYLOGIC exchanged their shares for Donar common stock. As a result, PLAYLOGIC became a wholly-owned subsidiary of Donar. The company operates on a consolidated basis, executing upon the current business plan of PLAYLOGIC, located in The Netherlands. Playlogic Entertainment, Inc.'s US headquarters is in New York.

     Going forward, PLAYLOGIC will continue to publish and develop digital entertainment products, including video games for consoles (i.e. PlayStation2, Xbox) PCs and handheld devices (i.e. Sony's PlayStation Portable).

     "Now that the name change has been declared effective, we are one step closer to full participation in the U.S. capital market," said Willem M. Smit, Playlogic chief executive officer. "We are excited to begin the next chapter for Playlogic and look forward to the growth opportunities this listing provides."


ABOUT PLAYLOGIC

     Playlogic International N.V. is an independent publisher and developer of entertainment software for consoles, PCs, handhelds, mobile devices, and other digital media. Playlogic, established in early 2002, publishes game concepts across various genres. The company distributes its products worldwide through all available channels, online and offline.

     Playlogic is listed on the OTC BB under the symbol "PLGC." Its headquarters are in New York (US) and Amsterdam (The Netherlands).

     Playlogic's portfolio includes games that are being developed by several teams at Playlogic Game Factory, Playlogic's in-house development studio based in Breda, The Netherlands, as well as games developed by a number of studios throughout the world. Currently, 9 games on 18 platforms are under development. Amongst these are the in Q3/Q4 to be released titles World Racing 2, Knights of the Temple 2, Gene Troopers and Xyanide.

     Playlogic is always looking for additional, high-quality games and acquires products that can be exploited in the complete value chain of digital entertainment products, from games at retail to mobile games and digital TV.

FORWARD LOOKING STATEMENTS

     This release contains statements about PLAYLOGIC's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; fluctuations in operating results; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to PLAYLOGIC'S business and product development efforts, which are further described in filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to PLAYLOGIC on the date of this release, and PLAYLOGIC assumes no obligation to update such statements.



FOR MORE INFORMATION
Playlogic International NV
Esther Berger, Corporate Communication & IR Manager
T: +31 20 676 03 04
M: +31 6 51 874 971
E: eberger@playlogicint.com